Exhibit 10.5

THE SHYFT GROUP, INC.

STOCK INCENTIVE PLAN

(Amended and Restated Effective May 14, 2025)

Section 1.          Establishment of Plan; Purpose of Plan.

1.1.          Establishment of Plan.  The Company hereby operates THE SHYFT GROUP, INC. STOCK INCENTIVE PLAN (originally entitled the Stock Incentive Plan of 2016, as amended and restated effective May 20, 2020 and October 29, 2020, as further amended and restated in the form of The Shyft Group, Inc. Stock Incentive Plan effective May 17, 2023, and as further amended and restated in the form of this document effective May 14, 2025, the “Plan”) for its directors and officers and other employees of the Company, its divisions and its Subsidiaries, and certain consultants to the Company and its Subsidiaries. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards.

1.2.          Purpose of Plan.  The purpose of the Plan is to provide Company directors and officers and other employees of the Company, its divisions and its Subsidiaries, and certain consultants to the Company and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of such directors, officers, other employees and consultants with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain such directors, officers, other employees and consultants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

1.3.          Replacement of Prior Plans.  This Plan is intended to replace each of the Prior Plans (defined below), each of which shall be automatically terminated, replaced, and superseded by this Plan on the effective date of this Plan. Notwithstanding the foregoing, any awards granted pursuant to any Prior Plan shall remain in effect pursuant to their respective terms.

Section 2.          Definitions.

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1.          “Agreement” means the written or electronic agreement, or other written or electronic evidence, containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

2.2.          “Act” means the Securities Exchange Act of 1934, as amended.

2.3.          “Board” means the Board of Directors of the Company.

2.4.          “Change in Control,” unless otherwise defined in an Incentive Award, means:  the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board;  the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 35% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;  the consummation by the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or  the consummation by the Company of the sale or disposition of all or substantially all of the assets of the Company, other than to a Permitted Successor.

2.5.          “Code” means the Internal Revenue Code of 1986, as amended.

2.6.          “Committee” means the Human Resources and Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least 2 members of the Board and all of its members shall be Non-Employee Directors.

2.7.          “Common Stock” means the Common Stock, $.01 par value, of the Company.

2.8.          “Company” means The Shyft Group, Inc., a Michigan corporation formerly known as Spartan Motors, Inc., and its successors and assigns.

2.9.          “Competition” means, unless otherwise defined in an Incentive Award, participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

2.10.          “Continuing Directors” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.11.          “Disability” means unless otherwise defined in an Incentive Award:  a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or  a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.12.          “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

2.13.          “Excluded Holder” means  any Person who at the time this Plan was adopted was the beneficial owner of 10% or more of the outstanding Common Stock; or  the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.14.          “Full Value Award” means an Incentive Award other than an Option or Stock Appreciation Right.

2.15.          “Good Reason” means, unless otherwise defined in an Incentive Award, for purposes of the Plan, any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant’s principal work site immediately prior to a Change in Control.

2.16.          “Incentive Award” means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or a Stock Award to a Participant pursuant to the Plan.

2.17.          “Market Value” shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

2.18.          “Mature Shares” means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.19.          “Nasdaq” means The Nasdaq Stock Market LLC, or if the Common Stock is not listed for trading on the on the Nasdaq Stock Market LLC on the date in question, then such other United States-based stock exchange or quotation system on which the Common Stock may be traded or quoted on the date in question.

2.20.          “Non-Employee Directors” shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

2.21.          “Participant” means a Company director or officer, or other employee of the Company, its divisions or its Subsidiaries, or a consultant to the Company and its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan. Consultants must satisfy the Form S-8 definition of an “employee” to qualify as a Participant in the Plan.

2.22.          “Performance-Based Compensation” means an Award made prior to November 2, 2017 to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its amendment by Section 13601 of the Tax Cuts and Jobs Act, PL 115-97. Awards made on or after November 2, 2017 will not be considered Performance-Based Compensation.

2.23.          “Permitted Successor” means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of “Change in Control” above, satisfies each of the following criteria:  50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding Common Stock and outstanding Company securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction;  no Person other than an Excluded Holder beneficially owns, directly or indirectly, 35% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and  at least a majority of the board of directors of the company is comprised of Continuing Directors.

2.24.          “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.25.          “Prior Plan” means each of  the Spartan Motors, Inc. 2005 Stock Incentive Plan,  the Spartan Motors, Inc. 2007 Stock Incentive Plan, and  the Spartan Motors, Inc. 2012 Stock Incentive Plan.

2.26.          “Restricted Period” means the period of time during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions and/or conditions pursuant to Section 7. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.27.          “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

2.28.          “Restricted Stock Unit” means the right, as described in Section 7, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.

2.29.          “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, having a value on the date the SAR is exercised equal to the excess of  the Market Value of a share of Common Stock at the time of exercise over  the base price of the right, as established by the Committee on the date the award is granted (provided that such base price is not lower than the Market Value as of the date of grant).

2.30.          “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.31.          “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

Section 3.          Administration.

3.1.          Power and Authority.  The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers and/or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code (with respect to Incentive Awards granted prior to November 2, 2017), the Committee shall have all of the express and implied powers and duties set forth in the bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2.          Grants or Awards to Participants.  In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following:  the persons who shall be selected as Participants;  the nature and, subject to the limitations set forth in the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award);  the time or times when Incentive Awards will be granted;  the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3.          Incentive Award Agreement.  Each Incentive Award shall be evidenced by an Agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine.

3.4.          Vesting and Term.  The Committee may determine, in its sole discretion, vesting conditions for Incentive Awards, subject to the following limitations:

(a)          An Incentive Award that vests as the result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than one year from the date of the applicable grant; and

(b)          An Incentive Award that is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (a) and (b) above will not apply:  to Incentive Awards made in payment of or exchange for other earned compensation (including performance-based Incentive Awards);  upon a Change in Control under the provisions set forth in Section 9;  to termination of service, including due to death or Disability or termination with or without cause or due to Good Reason; and (iv) to Incentive Awards involving an aggregate number of shares not in excess of 5% of the number of shares available for Incentive Awards under Section 4.1. For purposes of clarification, Incentive Awards may provide for (or the Committee may take discretionary action to provide for) continued vesting or the earlier vesting of such Incentive Awards, including in the event of the retirement, death, Disability or termination of employment or service of a Participant.

3.5.          Amendments or Modifications of Awards.  Subject to Section 11, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to:  modify the number of shares or other terms and conditions of an Incentive Award, provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 shall be considered to be a new grant with respect to such additional shares for purposes of Code Section 409A and such new grant shall be made at Market Value on the date of the grant;  extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted);  accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award;  accept the surrender of any outstanding Incentive Award; and  to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards, provided, however, that such grant of new Incentive Awards shall be considered a new grant for purposes of Code Section 409A and such new grant shall be made at Market Value on the date of the grant; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants; further provided, that no amendment or modification will alter the Plan in such a way as to cause it to be governed by Code Section 409A.

3.6.          Indemnification of Committee Members.  Neither any member nor former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

3.7.          Grants to Non-U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are non-U.S. nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a non-U.S. nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

Section 4.          Shares Subject to the Plan.

4.1.          Number of Shares.  Subject to adjustment as provided in Section 4.3 of the Plan and the share counting rules of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 5,800,000 shares of Common Stock (consisting of 2,800,000 shares of Common Stock approved by Company stockholders in 2016, 1,200,000 shares of Common Stock approved by Company stockholders in 2020, 1,000,000 shares of Common Stock approved by Company stockholders in 2023, and 800,000 shares of Common Stock to be approved by Company stockholders in 2025, plus  shares subject to Incentive Awards or awards granted under a Prior Plan to the extent that such awards are canceled, forfeited, surrendered, modified, exchanged for substitute Incentive Awards, settled in cash or unearned, or that expire or terminate prior to the exercise or vesting of such award in full, and  shares subject to Full Value Awards (or full value awards granted under a Prior Plan) that are surrendered to the Company in connection with the vesting of an Incentive Award, whether previously owned or otherwise subject to such award (but in each case only for up to 10 years following the date of the most recent stockholder approval of the Plan). Such shares shall be authorized and may be either unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company. Notwithstanding anything to the contrary contained in the Plan, the following shares will not be added (or added back, as applicable) to the available share pool under the Plan: (w) shares withheld by the Company, tendered or otherwise used in payment of the exercise price of stock option; (x) shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation; (y) shares subject to stock-settled stock appreciation rights that are not actually issued in connection with the settlement of such award when exercised; and (z) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options. Shares received based on fair market value by a Participant in exchange for electing to give up the right to receive other compensation will not count against the available share pool under the Plan.

4.2.          Limitation Upon Incentive Awards; Non-Employee Director Compensation Limit.  No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 500,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award issued prior to November 2, 2017 as “performance-based compensation” under Section 162(m) of the Code. A purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code prior to November 2, 2017, and this Section 4.2 shall be interpreted, administered, and amended if necessary to achieve that purpose. However, the Company is not obligated to structure Incentive Awards to ensure that the awards qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee director be granted compensation in any one calendar year for such non-employee director service if the compensation has an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Incentive Awards based on the grant date fair value for financial reporting purposes), in excess of $750,000.

4.3.          Adjustments.

(a)          Stock Dividends and Distributions.  If the number of shares of Common Stock outstanding changes by reason of a stock dividend, extraordinary cash dividend, stock split, share combination, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, or other change in the capital structure of the Company, the Committee shall provide that the number and kind of securities subject to Incentive Awards, available for issuance under the Plan and subject to the limitations provided under the Plan, together with all other Incentive Award terms, shall be adjusted in an equitable manner. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards. Moreover, in the event of any transaction or event described in this Section 4.3, the Committee may provide in substitution for any or all outstanding Incentive Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Stock Option or Stock Appreciation Right with an exercise price or base price greater than the consideration offered in connection with any such transaction or event described in this Section 4.3, the Committee may in its discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the Person holding such award.

(b)          Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, spin-off, business combination, recapitalization, reclassification, subdivision or combination (or substantially similar corporate transaction) approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for or limitations regarding Incentive Awards under this Plan shall be adjusted in such manner as the Committee determines shall be appropriate under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive, so long as they are in compliance with Code Section 409A.

Section 5.          Stock Options.

5.1.          Grant.  A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitations imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. Stock Options granted to directors who are not employees of the Company or its Subsidiaries shall not be treated as incentive stock options under Section 422(b) of the Code. Incentive stock options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4.3 of the Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of incentive stock options will not exceed 5,800,000 shares of Common Stock. Stock Options may not provide for any dividends or dividend equivalents thereon.

5.2.          Stock Option Price.  The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.3.          Medium and Time of Payment.  The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable  in cash,  if the Committee consents or provides in the applicable Stock Option agreement or grant, in Mature Shares,  or subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of the Stock Option pursuant to a “net exercise” arrangement,  other consideration substantially equivalent to cash, or  by other consideration as approved by the Committee. To the extent any such amendment would not cause a Stock Option to become subject to Code Section 409A, the time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.4.          Stock Options Granted to 10% Shareholders.  No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value on the date of grant and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.5.          Limits on Exercisability.  Except as set forth in Section 5.4, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.6.          Restrictions on Transferability.

(a)          General.  Unless the Committee otherwise consents or permits (before or after the Stock Option grant) or unless the Stock Option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the Stock Option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of the Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option. In no event will any Stock Option award granted under the Plan be transferred for value.

(b)          Other Restrictions.  The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.7.          Termination of Employment, Directorship or Officer Status.  Unless the Committee otherwise consents or permits (before or after the Stock Option grant) or unless the Stock Option agreement or grant provides otherwise:

(a)          General.  If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant’s death, Disability or termination for cause (which are addressed below in Sections 5.7(b), (c) and (d), respectively), the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination unless the Committee otherwise consents or the terms of the Stock Option agreement provide otherwise, and not beyond the original terms of the Stock Options. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status:  a transfer of an employee from the Company to any Subsidiary;  a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days;  a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company;  a termination of employment with continued service as an officer or director; or  a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

(b)          Death.  If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Section 5.7(d)), all of the Stock Options issued to such Participant shall become exercisable upon the Participant’s death in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant.

(c)          Disability.  If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant may exercise all of his or her Stock Options in accordance with their terms.

(d)          Termination for Cause.  Notwithstanding anything to the contrary in this Section 5.7, if a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

(e)          Additional Provisions in Stock Option Agreements. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Stock Option agreement entered into with a Participant that the Participant shall have no further right to exercise any Stock Options after termination of employment or directorship if the Committee determines the Participant has entered into Competition with the Company.

Section 6.          Stock Appreciation Rights.

6.1.          Grant.  A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs will be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant,  SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and  all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares on the date of the grant.

6.2.          Exercise; Payment.  To the extent granted in tandem with a Stock Option, SARs may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. Unless the Committee decides otherwise (in its sole discretion), SARs will only be paid in cash or in shares of Common Stock. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

Section 7.          Restricted Stock, Restricted Stock Units and Stock Awards.

7.1.          Grant.  Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock, Restricted Stock Units and Stock Awards may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock or cash is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Stock Awards are Incentive Awards of one or more fully vested shares of Common Stock that qualify for one of the exceptions to the minimum vesting provisions contained in Section 3.4 of the Plan. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock, Restricted Stock Units and Stock Awards granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock, Restricted Stock Units or Stock Awards, or shares of Common Stock issuable under Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

7.2.          Termination of Employment, Directorship or Officer Status.  Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units):

(a)          General.  In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, Disability, termination for cause (which are addressed below in Sections 7.2(b), (c) and (d), respectively), or termination following a Change in Control (which is addressed in Section 9), each Restricted Stock and Restricted Stock Unit award still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status:  a transfer of an employee from the Company to any Subsidiary;  a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days;  a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company;  a termination of employment with continued service as an officer or director; or  a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

(b)          Death.  If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Section 7.2(d)) but during the time when the Participant holds Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of death, the Participant’s Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant’s ownership (or that of his or her successor in interest) of such Restricted Stock and Restricted Stock Units shall not be affected by the Participant’s death.

(c)          Disability.  If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant’s Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant’s ownership of such Restricted Stock and Restricted Stock Units shall not be affected by such Disability.

(d)          Termination for Cause. Notwithstanding anything to the contrary in this Section 7.2, if a Participant’s employment or directorship is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

7.3.          Restrictions on Transferability.

(a)          General.  Unless the Committee otherwise consents or permits or unless the terms of the Restricted Stock or Restricted Stock Units agreement or grant provide otherwise:  shares of Restricted Stock and interests in Restricted Stock Units shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and  all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant, his or her guardian or legal representative. In no event will any such award granted under the Plan be transferred for value.

(b)          Other Restrictions.  The Committee may impose other restrictions on any shares of Common Stock subject to Restricted Stock and Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

7.4.          Legending of Restricted Stock.  In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under The Shyft Group, Inc. Stock Incentive Plan (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

7.5.          Rights as a Shareholder.  A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant’s restricted stock agreement, and any dividends or other distributions on such Restricted Stock will be deferred until, and paid contingent upon, the vesting or earning of such Restricted Stock. Unless the Committee otherwise determines or unless the terms of the applicable Restricted Stock Units agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock; provided, however, that any dividend equivalents or other distributions on such Restricted Stock Units will be deferred until, and paid contingent upon, the vesting or earning of such Restricted Stock Units.

7.6.          Voting Rights.  Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

Section 8.          Performance-Based Awards.

8.1.          Designation of Awards.  A Full Value Award granted to a Participant who is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Incentive Award, must comply with the provisions of this Section 8 if such Incentive Award is intended by the Committee to constitute Performance-Based Compensation. Incentive Awards granted on or after November 2, 2017 will not be considered Performance-Based Compensation or subject to this Section 8.

8.2.          Compliance with Code Section 162(m).  If an Incentive Award is subject to this Section 8, then the determination of the amount of shares to be granted or the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 8.3. The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the grant to be made or the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any grant to be made or amount payable in connection with an Incentive Award subject to this Section 8, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 4.3 to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any grant to be made or any amount determined to be otherwise payable in connection with such an Incentive Award. The Committee may also provide that the achievement of specified performance goals in connection with an Incentive Award subject to this Section 8 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Incentive Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

8.3.          Performance Measures.  For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 8, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance criteria: net sales; total revenue; gross margin rate; selling, general and administrative expense rate; earnings before interest, taxes, depreciation and amortization; operating income; earnings before interest and taxes; earnings before taxes; net earnings; earnings per share; total shareholder return; return on equity; return on sales; return on assets; return on invested capital; economic value added; cash conversion cycle; operating cash flow; free cash flow; working capital; debt leverage; and total net cash. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Subsidiary or individual performance.

Section 9.          Change in Control.

9.1.          Change in Control.  The following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

9.2.          Acceleration of Vesting to Prevent Loss of Value.  If the Company is the surviving entity and an outstanding Incentive Award is not adjusted or continued as necessary to preserve the intrinsic value of the Incentive Award, or if the Company’s successor does not irrevocably assume or continue the Company’s obligations under this Plan or replace the Incentive Awards with awards having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Incentive Awards immediately prior to the Change in Control, then, immediately prior to the Change in Control and without any action by the Committee or the Board, each such outstanding Incentive Award granted under the Plan shall become immediately vested and, if applicable, exercisable in full.

9.3.          Acceleration of Vesting upon Certain Loss of Employment.

(a)          Stock Options and Stock Appreciation Rights.  In the event of a Change in Control in which the Participant’s outstanding Stock Options or Stock Appreciation Rights granted under the Plan are continued, assumed or replaced as provided in Section 9.2, such Stock Options and Stock Appreciation Rights shall become immediately exercisable in full for a remaining term extending until the original expiration date of the applicable Stock Option or Stock Appreciation Right grant if, following the Change in Control, the Participant’s employment  is terminated by the Company or a Subsidiary without cause, or  is terminated by the Participant for Good Reason. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

(b)          Restricted Stock and Restricted Stock Units.  In the event of a Change in Control in which the Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan are continued, assumed or replaced as provided in Section 9.2, such Restricted Stock and Restricted Stock Units granted under the Plan will vest if, following the Change in Control, the Participant’s employment  is terminated by the Company or a Subsidiary without cause, or  is terminated by the Participant for Good Reason. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

Section 10.          General Provisions.

10.1.          No Rights to Awards.  No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

10.2.          Withholding.  The Company or a Subsidiary shall be entitled to:  withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, regarding the grant, exercise or vesting of, or payment of dividends or dividend equivalents with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or  require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation, unless an additional amount can be withheld and not result in adverse accounting consequences, and such additional withholding amount is authorized by the Committee) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

10.3.          Compliance with Laws; Listing and Registration of Shares.  All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan or an award Agreement to the contrary, nothing in the Plan or in an award Agreement  otherwise limits a Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); or  prevents a Participant from providing, without prior notice to the Company, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, a Participant is not prohibited from providing information(including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Act. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

10.4.          No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

10.5.          No Right to Employment.  The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company’s articles of incorporation and bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

10.6.          No Liability of Company.  The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to:  the non-issuance or sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder;  any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and  any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

10.7.          Suspension of Rights under Incentive Awards.  The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant’s employment or directorship with the Company and its Subsidiaries is under consideration; provided, however, that if such suspension causes an extension of the term of the Incentive Award, such extension shall comply with Section 3.5(b) of the Plan.

10.8.          Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

10.9.          Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

10.10.          Incentive Awards in Substitution for Awards Granted by Another Company.  Notwithstanding anything in this Plan to the contrary:

(a)          Incentive Awards may be granted in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Incentive Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)          In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Incentive Awards made after such acquisition or merger under the Plan; provided, however, that Incentive Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)          Any shares of Common Stock that are issued or transferred by, or that are subject to any Incentive Awards that are granted by, or become obligations of, the Company under Section 10.10 of the Plan will not reduce the share pool available under the Plan or otherwise count against the limits contained in the Plan, plus no shares of Common Stock subject to an Incentive Award that is granted by, or becomes an obligation of, the Company under Section 10.10 of the Plan will be added to the share pool available under the Plan.

10.11.          Clawback Provisions.

(a)          Awards granted under the Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including, without limitation, specifically to implement Section 10D of the Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any award Agreement to which the Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under this Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

(b)          Otherwise, any award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).

10.12.          Compliance with Section 409A of the Code.

(a)          To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)          Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)          If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code),  the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and  the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)          Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation Sec.1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)          Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11.          Termination and Amendment.

11.1.          Termination; Amendment.  The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company, provided that no such amendment may be made, without the approval of shareholders of the Company, that would:  reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.2 and 6.1, respectively;  reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights;  increase the individual maximum limits in Section 4.2; or  otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules. The Committee may alter or amend an award agreement and/or Incentive Award previously granted under the Plan to the extent it determines that such action is appropriate. Subject to Section 4.3, in no event, however, may the exercise price of Stock Options or the base price of Stock Appreciation Rights be reduced below the Market Value on the date of the grant.

11.2.          Restriction.  Notwithstanding anything to the contrary in Section 11.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would materially and adversely impair the rights of the holder of the Incentive Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law, regulation or stock exchange requirement or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 12.          Effective Date and Duration of the Plan.

The Stock Incentive Plan of 2016 was effective on May 25, 2016, and was amended and restated effective May 20, 2020, was later amended and restated effective October 29, 2020, and was later amended and restated in the form of The Shyft Group, Inc. Stock Incentive Plan effective May 17, 2023. This further amendment and restatement of the Stock Incentive Plan shall take effect May 14, 2025, subject to approval by the Company’s shareholders at the 2025 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of the Company’s shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan on or after May 14, 2035.